Exhibit 99.3

Accomplished Financial Executive, Gary Sender, Joins iBio’s Board of Directors

- Adds More Than 25 Years of Financial Leadership in Pharma/Biotech to the Team –

- To Chair iBio’s Audit Committee and be Appointed to the Board’s Compensation Committee -

BRYAN, Texas / October15, 2020 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a biotech innovator and biologics contract manufacturing organization, today announced the appointment of Gary Sender to its Board of Directors, effective as of October 14, 2020. Mr. Sender will replace Glenn Chang as the Chair of iBio’s Audit Committee, who will remain a director of the Company. Mr. Sender has also been appointed to the Board’s Compensation Committee.

Mr. Sender is a senior executive and board member with more than 25 years of financial leadership experience in organizations ranging from large, multi-national pharmaceutical firms to early-stage biotechnology companies. He is currently CFO of Nabriva Therapeutics, a Nasdaq-listed biopharmaceutical company engaged in the commercialization and development of novel antibiotics to treat serious infections. Prior to joining Nabriva, Mr. Sender was Synergy Pharmaceuticals’ Executive Vice President and CFO. Mr. Sender previously served as Shire Plc’s Senior Vice President of Finance & Administration, and subsequently as its Senior Vice President of Finance.

Mr. Sender currently serves on the Board of Directors of Schrödinger, Inc. and chairs its Audit and Compensation Committees. He also serves on the Board of Directors of Harmony BioSciences Inc. and chairs its Audit Committee. He holds a bachelor’s degree in Finance and Information Systems from Boston University and a Master of Business Administration with a concentration in Finance from Carnegie-Mellon University.

“On behalf of everyone at the Company, I am very pleased to welcome Mr. Sender to our team,” said Tom Isett, Chairman & CEO of iBio. “Gary is not only an experienced financial executive in the life science industry, but also has a breadth of relevant public company and Board experience that should be invaluable as iBio executes the next stages of its growth strategy. I am confident that his expertise and guidance will be of significant benefit to the Company and its shareholders.”

Mr. Sender commented, “I am honored to join iBio’s Board as the Company continues to execute on its strategic plan, building a growth-oriented biotech and pharma services organization. iBio’s FastPharming® System and other proprietary technologies have the potential to drive numerous value-creating milestones over the near-, mid- and long-term.”

About iBio, Inc.

iBio is a global leader in plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and glycan engineering technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services. iBio’s Glycaneering Development Service™ includes an array of new glycosylation technologies for engineering high-performance recombinant proteins. Additionally, iBio is developing proprietary products, which include IBIO-100 for the treatment of fibrotic diseases, and vaccines for COVID-19 disease. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected contribution of Mr. Sender. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the contribution of Mr. Sender to the Board, the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, including its COVID-19 vaccines, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, competition, its ability to retain its key employees or maintain its NYSE American listing, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com